Exhibit 10.2

EXECUTION VERSION

U.S. GUARANTY AND COLLATERAL AGREEMENT

dated as of

June 1, 2011

among

API TECHNOLOGIES CORP.

CERTAIN SUBSIDIARIES OF API TECHNOLOGIES CORP.

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as COLLATERAL AGENT

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Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Grant of Security Interest in United States Trademarks
Exhibit III	Form of Grant of Security Interest in United States Patents
Exhibit IV	Form of Grant of Security Interest in United States Copyrights
Exhibit V	Form of Uncertificated Securities Control Agreement

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U.S. GUARANTY AND COLLATERAL AGREEMENT dated as of June 1, 2011, among API TECHNOLOGIES CORP., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto (whether as original signatories or as additional parties as contemplated by Section 7.14 hereof) (each a “U.S. Subsidiary Guarantor”, and collectively, the “U.S. Subsidiary Guarantors”) and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the Secured Creditors (as defined below) pursuant to the Credit Agreement (as defined below) (together with any successor collateral agent, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent (together with any successor administrative agent, the “Administrative Agent”) have entered into the Credit Agreement dated as of June 1, 2011 (as amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower, all as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower and/or one or more other Credit Parties may at any time and from time to time enter into one or more Interest Rate Protection Agreements and/or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate (solely to the extent such affiliate is an affiliate of a Lender at the time any particular Interest Rate Protection Agreement and/or Other Hedging Agreement is entered into with such affiliate), even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and permitted assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors and their respective successors and permitted assigns, the “Secured Creditors”, with each such Interest Rate Protection Agreement and/or Other Hedging Agreement with an Other Creditor being herein called a “Secured Hedging Agreement”);

WHEREAS, the obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the U.S. Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement; UCC. Except as provided in the immediately succeeding sentence, capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined in this Agreement) and not defined in this Agreement have the meanings specified therein.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Adjusted Net Worth” of any U.S. Subsidiary Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such U.S. Subsidiary Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Secured Debt Agreement).

“Administrative Agent” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Agreement” means this U.S. Guaranty and Collateral Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Borrower” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Closing Date Pledged Collateral” has the meaning assigned to such term in Section 3.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Contract Rights” means all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance and to exercise remedies under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” means, with respect to any Grantor, all contracts, agreements, Intellectual Property Licenses, instruments and indentures in any form and portions thereof (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9-104 of the New York UCC, (ii) in the case of any Securities Account, “control” as such term is defined in Section 8-106 of the New York UCC, and (iii) in the case of any Commodity Account, “control”, as such term is defined in Section 9-106 of the New York UCC.

“Control Agreements” means, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

“Copyright License” means any agreement, whether written or oral, now or hereafter in effect, granting any right to any third party under any Copyright now owned or hereafter acquired by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all copyright rights, including common law copyright rights, in any works of authorship or any other work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any foreign equivalent office, as well as rights of renewal and extension and all moral rights and similar rights of authors.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Credit Document Obligations” shall have the meaning assigned to such term in the definition of “Obligations”.

“Deposit Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” means, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the New York UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Domain Names” shall mean all Internet domain names and associated uniform resource locator addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement.

“Excess Exempted Foreign Entity Voting Equity Interests” means the Voting Equity Interests of an Exempted Foreign Entity in excess of 65% of the total combined voting power of all classes of Voting Equity Interests of such Exempted Foreign Entity.

“Excluded Deposit Account” means any Deposit Account (i) maintained with the Collateral Agent, (ii) of the type described in clause (x) of the final paragraph of Section 4.01(a) or (iii) which individually, or in the aggregate, does not have cash and Cash Equivalents with a value in excess of $500,000 on deposit therein at any time.

“Exempted Foreign Entity” means any corporation, limited liability company or other legal entity or business organization, in each case, organized under the laws of a jurisdiction other than (i) the United States or any State or territory thereof or (ii) Canada or any Province or territory thereof.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean “general intangibles” as such term is defined in the New York UCC.

“Grantors” means the Borrower and each U.S. Subsidiary Guarantor.

“Indemnitee” shall have the meaning assigned to such term in Section 7.03(b).

“Intellectual Property” means all intellectual and similar property, including Patents, Copyrights, Intellectual Property Licenses, Trademarks, Domain Names, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement, whether oral or written, pertaining to Intellectual Property to which any Grantor is a party.

“Lender Creditors” has the meaning assigned to such term in the preliminary statement in this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, principal and interest on each Note issued by, and all Loans made to, the Borrower under the Credit Agreement, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of any Credit Party to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which any Credit Party is a party and the due performance and compliance by any Credit Party with all the terms, conditions and agreements contained in the Credit Agreement, this Agreement and in each such other Credit Document (the Obligations in this subsection (i), collectively, the “Credit Document Obligations”) and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrower and/or one or more other Credit Parties owing to any Other Creditor under any Secured Hedging Agreement (or under this Agreement in respect of any Secured Hedging Agreement) so long as such Other Creditor participates in such Secured Hedging Agreement, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein (the Obligations in this subsection (ii), collectively, the “Other Obligations”).

“Other Creditors” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Other Obligations” shall have the meaning assigned to such term in the definition of “Obligations”.

“Patent License” means any agreement, whether oral or written, now or hereafter in effect, granting to any third party any right to make, use, sell or import any invention on which a Patent, now owned or hereafter acquired by any Grantor, or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use, sell or import any invention on which a Patent, now owned or hereafter acquired by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all United States and foreign patents, all registrations, issuances and recordings thereof, and all applications for United States patents or the equivalent thereof in any other country, including registrations, issuances, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and all provisionals, reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use, sell and import the inventions disclosed or claimed therein.

“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Primary Obligations” has the meaning assigned to such term in Section 5.02(b).

“Pro Rata Share” has the meaning assigned to such term in Section 5.02(b).

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Representative” shall have the meaning assigned to such term in Section 5.02(d).

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations (other than indemnities described in Section 7.03 hereof and in the other provisions of the Secured Debt Agreements which are not then due and payable) or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations (other than indemnities described in Section 7.03 hereof and in the other provisions of the Secured Debt Agreements which are not then due and payable) have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments and Letters of Credit may be provided thereunder, the holders of a majority of the Other Obligations.

“Secondary Obligations” has the meaning assigned to such term in Section 5.02(b).

“Secured Creditors” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Secured Hedging Agreements.

“Secured Hedging Agreement” has the meaning assigned to such term in the preliminary statement in this Agreement.

“Securities Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Software” has the meaning assigned to such term in the New York UCC.

“Termination Date” has the meaning assigned to such term in Section 7.13(a).

“Trademark License” means any agreement, whether oral or written, now or hereafter in effect, granting to any third party any right to use any Trademark now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means (a) all United States or foreign trademarks, service marks, trade names, Domain Names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, taglines other source indicators or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office , any similar offices in any state of the United States or any foreign equivalent office, all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby; and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“U.S. GCA Disclosure Letter” means the disclosure letter, dated as of the date hereof, as amended or supplemented from time to time by the Grantors with the written consent of the Collateral Agent (or as supplemented by the Grantors pursuant to the terms of this Agreement), delivered by the Grantors to the Collateral Agent for the benefit of the Secured Creditors.

“U.S. Subsidiary Guarantor” means each direct and indirect Wholly-Owned Domestic Subsidiary of the Borrower (in each case, whether existing on the Effective Date or established, created or acquired after the Effective Date) which at any time is or becomes a party hereto (whether an original party or as contemplated by Section 7.14), unless and until such time as the respective Subsidiary is released from all of its obligations under this Agreement in accordance with the terms and provisions of Section 7.13 hereof.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

ARTICLE II

Guaranty

Section 2.01. Guaranty. (a) Each of the U.S. Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Creditors, and to the Secured Creditors the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Borrower and each other Credit Party.

(b) Each U.S. Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that the guaranty made by the U.S. Subsidiary Guarantors not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each U.S. Subsidiary Guarantor and each Secured Creditor (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Obligations guaranteed by such U.S. Subsidiary Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such U.S. Subsidiary Guarantor (other than such liabilities in respect of any Permitted Refinancing Indebtedness or successive issues of Permitted Refinancing Indebtedness incurred in respect thereof, which liabilities should be reduced to $0 before any reduction to the liabilities as contemplated by this clause (b)) that are relevant under such laws, not constitute a fraudulent transfer or conveyance for purposes of such laws.

(c) Each U.S. Subsidiary Guarantor agrees that the Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such U.S. Subsidiary Guarantor hereunder without impairing the guaranty contained in this Article II or affecting the rights and remedies of the Collateral Agent or any other Secured Creditor hereunder.

(d) No payment made by the Borrower, any of the U.S. Subsidiary Guarantors, any other subsidiary guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Creditor from the Borrower, any of the U.S. Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or payment of any of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any U.S. Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such U.S. Subsidiary Guarantor in respect of the Obligations or any payment received or collected from such U.S. Subsidiary Guarantor in respect of any of the Obligations), remain liable for the Obligations guaranteed by it hereunder up to the maximum liability of such U.S. Subsidiary Guarantor hereunder until (but subject to Section 2.04 in the case of the following clause (i)) the earlier to occur of (i) the first date on which all the Loans and all other Obligations then due and owing, are paid in full in cash, and the Total Commitment and all Secured Hedging Agreements have been terminated or (ii) the release of such U.S. Subsidiary Guarantor from this Agreement in accordance with the express provisions of Section 7.13(b) hereof.

Section 2.02. Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each U.S. Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any U.S. Subsidiary Guarantor and without notice to or further assent by any U.S. Subsidiary Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Creditor may be rescinded by the Collateral Agent or such other Secured Creditor and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Collateral Agent or any other Secured Creditor, and this Agreement, the Credit Agreement and the other Secured Debt Agreements and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, as the Collateral Agent (or the Required Secured Creditors or, in the case of any Secured Hedging Agreement, the applicable Other Creditor) may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Collateral Agent or any other Secured Creditor for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Obligations or for the guaranty contained in this Article II or any property subject thereto, except to the extent required by applicable law.

Section 2.03. Guaranty Absolute and Unconditional. Each U.S. Subsidiary Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Creditor upon the guaranty contained in this Article II or acceptance of the guaranty contained in this Article II; each of the Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Article II; and all dealings between the Borrower and any of the other Credit Parties, on the one hand, and the Collateral Agent and the other Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Article II. Each U.S. Subsidiary Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrower or any of the other Credit Parties with respect to any of the Obligations. Each U.S. Subsidiary Guarantor understands and agrees, to the extent permitted by law, that the guaranty contained in this Article II shall be construed as a continuing, absolute and unconditional guaranty of payment and not of collection. Each U.S. Subsidiary Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of this Agreement, the Credit Agreement or any other Secured Debt Agreements, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Creditor, (c) any change in the time, place, manner or place of payment or any amendment, waiver or increase in any of the Obligations in accordance with the terms of the documentation evidencing the same, (d) any exchange, taking, or release of Collateral, (e) any change in the structure or existence of any of the Borrower or any of the other Credit Parties (except in connection with any release permitted by Section 7.13 hereof or any other liquidation, merger or dissolution permitted by the Credit Agreement), (f) any application of Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent or any other Secured Creditor with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower or any other Credit Party of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war

(whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Obligations (other than inchoate indemnity obligations) guaranteed by it hereunder) (with or without notice to or knowledge of the Borrower or any other Credit Party) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Credit Party for its Obligations, or of such U.S. Subsidiary Guarantor under the guaranty contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any U.S. Subsidiary Guarantor, the Collateral Agent or any other Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other U.S. Subsidiary Guarantor or any other Person or against any collateral security or guaranty for the Obligations guaranteed by such U.S. Subsidiary Guarantor hereunder or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other U.S. Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower, any other U.S. Subsidiary Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any U.S. Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Creditor against any U.S. Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.04. Reinstatement. The guaranty of any U.S. Subsidiary Guarantor contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations guaranteed by such U.S. Subsidiary Guarantor hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.05. Payments. Each U.S. Subsidiary Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent, for the benefit of the Secured Creditors, without set-off, counterclaim or other defense and on the same basis as payments are made under Sections 5.03 and 5.04 of the Credit Agreement.

Section 2.06. Information. Each U.S. Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Credit Party’s and their Subsidiaries’ financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such U.S. Subsidiary Guarantor assumes and incurs hereunder and agrees that none of the Collateral Agent or the other Secured Creditors will have any duty to advise such U.S. Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

Section 3.01. Pledge. As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the Equity Interests of any Person owned by it on the date hereof or at any time thereafter acquired by it, and in all certificates at any time representing any such Equity Interests, and any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, such Grantor while this Agreement is in effect (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include Excess Exempted Foreign Entity Voting Equity Interests; (b) all debt securities and promissory notes held by, or owed to, such Grantor (whether the respective issuer or obligor is the Borrower, any of its Subsidiaries or any other Person) on the Initial Borrowing Date or at any time thereafter, and all securities, promissory notes and any other instruments evidencing the debt securities or promissory notes described above (collectively, the “Pledged Debt”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (e) subject to Section 3.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above and this clause (f) being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral. (a) Except with respect to certificates, agreements or instruments representing or evidencing any Pledged Stock in existence on the date hereof that Administrative Agent has agreed with the Grantors can be delivered after the date hereof pursuant to arrangements specified by the Collateral Agent, each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Stock and the Pledged Debt in existence on the date hereof (collectively, the “Closing Date Pledged Collateral”) have been delivered to the Collateral Agent in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank. Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock now owned or hereafter acquired by such Grantor.

(b) In addition to the requirements of preceding clause (a), each Grantor will cause (i) each Intercompany Note or other promissory note issued by the Borrower or any of its Subsidiaries to such Grantor and (ii) each promissory note evidencing any Indebtedness for borrowed money owed to such Grantor by any other Person which is in excess of $500,000 or the equivalent amount in another currency to be delivered to the Collateral Agent.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached as a supplement to Schedule 3.03 to the U.S. GCA Disclosure Letter and made a part thereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Creditors, that:

(a) Schedule 3.03 to the U.S. GCA Disclosure Letter correctly sets forth, as of the date hereof, the percentage of the issued and outstanding shares (or units or other comparable measure) of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Pledged Stock and Pledged Debt;

(b) to the knowledge of such Grantor (unless such Pledged Stock and Pledged Debt has been issued by the Borrower or any of its Subsidiaries, in which case this representation and warranty shall not be qualified by knowledge), the Pledged Stock and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule 3.03 to the U.S. GCA Disclosure Letter as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) except for transfers permitted under the Credit Agreement, will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Permitted Liens, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by (i) the Secured Debt Agreements, (ii) securities laws generally or (iii) customary provisions in joint venture agreements relating to purchase options, rights of first refusal, tag, drag, call or similar rights of a third party that owns Equity Interests in such joint venture, the Pledged Collateral is and will continue to be freely transferable and assignable, and, except as otherwise expressly permitted by the Credit Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when (x) any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement or (y) the filing of the Uniform Commercial Code financing statements with respect to the respective Grantor is made as described in Section 4.02(a), the Collateral Agent will obtain, for the benefit of the Secured Creditors, a legal, valid and first priority perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations to the extent such security interest may be perfected by possession or filing of a Uniform Commercial Code financing statement.

Section 3.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Creditors, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, upon the occurrence and during the continuation of an Event of Default, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times upon the occurrence and during the continuation of an Event of Default have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 3.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors (or any of them) that their rights under this Section 3.05 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms in this Agreement, the Credit Agreement and the other Secured Debt Agreements, provided that, except as expressly permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Creditors under this Agreement or the Credit Agreement or any other Secured Debt Agreements or the ability of the Secured Creditors to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the terms and conditions of the Credit Agreement, the other Secured Debt Agreements and applicable laws, provided that (x) any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Creditors and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement as described in Section 3.02(c) or otherwise) and (y) any Article 9 Collateral so received shall be subject to the applicable provisions of Article IV hereof.

(b) Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified the Grantors (or any of them) in writing of the suspension of their rights under paragraph (a)(ii) of this Section 3.05, all rights of such Grantors to dividends, interest, principal or other distributions that such Grantors are authorized to receive pursuant to paragraph (a)(ii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Collateral Agent and the other Secured Creditors, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon written demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.

(c) Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified in writing the Grantors (or any of them) of the suspension of their rights under paragraph (a)(i) of this Section 3.05, all rights of such Grantors to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers, provided that, unless otherwise directed by the Required Secured Creditors, the Collateral Agent shall have the right from time to time following and during the continuation of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, the Grantors shall have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(d) Any notice given by the Collateral Agent to the Grantors (or any of them) suspending their rights under paragraph (a) of this Section 3.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors (or any of them) under paragraph (a)(i) or paragraph (a)(ii) of this Section 3.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

Section 4.01. Security Interest. (a) As security for the payment or performance, as applicable, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Creditors, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)	all cash and Deposit Accounts;

(iv)	all Contracts and all Contract Rights;

(v)	the Commercial Tort Claims set forth on Schedule 4.02(f) to the U.S. GCA Disclosure Letter or disclosed in writing to the Collateral Agent from time to time pursuant to Section 4.04(d) hereof;

(vi)	all Copyrights, together with all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights;

(vii)	all Documents;

(viii)	all Goods;

(ix)	all Equipment;

(x)	all General Intangibles;

(xi)	all Instruments;

(xii)	all Inventory;

(xiii)	all Investment Property;

(xiv)	all Letter of Credit Rights that constitute Supporting Obligations;

(xv)	all Intellectual Property, together with all causes of action arising prior to or after the date hereof for infringement of any of the Intellectual Property or unfair competition regarding the same;

(xvi)	all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents;

(xvii)	all Permits;

(xviii)	all books and records pertaining to the Collateral;

(xix)	all Supporting Obligations;

(xx)	all Software, including all databases, owned by such Grantor and all Intellectual Property rights therein and all recorded data of any kind or nature, regardless of the medium of recording;

(xxi)	all Trademarks, together with the registrations and right to all renewals thereof, the goodwill of the business of such Grantor symbolized by the Trademarks and all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks or unfair competition regarding the same; and

(xxii)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include (i) any General Intangibles, Permits or other rights arising under leases, licenses, contracts, agreements or other documents for so long as the grant of a security interest therein in the manner contemplated by this Agreement shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, (B) a breach or termination pursuant to the terms of, or a default under, any such General Intangible, Permit, lease, license, contract, agreement or other document or (C) a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (A), (B) or (C) above is rendered ineffective pursuant to Sections 9-406, 9 407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction or any other then-applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability breach or termination shall no longer be effective and to the extent severable, shall attach immediately to any portion of such General Intangible, Permit, lease, license, contract, agreement or other document that does not result in any of the consequences specified in clause (A), (B) or (C) above, (ii) Pledged Collateral (which is covered and pledged pursuant to Article III of this Agreement), (iii) Excess Exempted Foreign Entity Voting Equity Interests, (iv) any Letter of Credit Rights that do not constitute Supporting Obligations, (v) any right, title or interest in or to any real property (whether leased or owned), (vi) any vehicles and other assets subject to certificates of title to the extent that perfection of a security interest therein cannot be obtained through the filing of a Uniform Commercial Code financing statement, (vii) interests in partnerships and joint ventures that are not Subsidiaries which cannot be pledged without the consent of one or more third parties (whose consent has not been obtained); (viii) assets subject to a Lien permitted by Section 10.01(iii), 10.01(vi) or 10.01(xiv) of the Credit Agreement to the extent the agreements relating to such Lien prohibit the attachment of a security interest in such assets in the manner contemplated by this Agreement; (ix) any trademark or service mark applications filed in the United States Patent and Trademark Office on the basis of Borrower’s or any Subsidiary’s intent to use such trademark or service mark, unless and until evidence of use of the mark acceptable to the United States Patent and Trademark Office has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or 1(d) of the Lanham Act (15 U.S.C. § 1051 et seq.), provided that once evidence of use is submitted and accepted such trademark or service mark application shall be deemed Article 9 Collateral; or (x) any Deposit Accounts (and the cash and Cash Equivalents therein) (A) specifically and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any employees of Borrower and its Subsidiaries and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) and/or taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges), or (B) located outside of the United States.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or such other description as the Collateral Agent may determine and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number, if any, issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) Each Grantor also ratifies its authorization for the Collateral Agent (or its designee) to file, without the signature of any Grantor, in any relevant jurisdiction any financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations or amendments thereto.

(d) The Collateral Agent (or its designee) is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(e) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Creditors that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms in this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) Set forth in Schedule 4.02(b) to the U.S. GCA Disclosure Letter is, as of the date hereof, (i) the exact legal name of each Grantor as such name appears in its respective certificate or document of formation, (ii) each other legal name such Grantor has had in the past five years, including the date of the relevant name change (if any), and (iii) each other name, including trade names and similar appellations, such Grantor or any of its divisions or other business units has used in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c) Except as provided below, as of the Initial Borrowing Date, no Grantor has changed its identity or business structure in any way within the past five years; it being understood that changes in identity and business structure include mergers, acquisitions, consolidations, liquidations into, or transfers of all or substantially all assets to, any Grantor by any other Person, as well as any change in form, nature or jurisdiction of formation; provided that, if any such merger, acquisition, consolidation, liquidation, or transfer, has occurred, Schedule 4.02(c) to the U.S. GCA Disclosure Letter sets forth the information required by Section 4.02(b) and (c) as to each acquiree and each other constituent party to such merger, acquisition, consolidation, liquidation, or transfer.

(d) Set forth in Schedule 4.02(d) to the U.S. GCA Disclosure Letter is, as of the date hereof, the (i) type of organization of each Grantor, (ii) location of each Grantor that is a registered organization, (iii) jurisdiction of organization of each Grantor, (iv) organizational identification number, if any, of each Grantor, (v) address (including the county) of the chief executive office of each Grantor and (vi) federal taxpayer identification number of each Grantor.

(e) Set forth in Schedule 4.02(e) to the U.S. GCA Disclosure Letter is, as of the date hereof, (i) the name and address of any Person other than a Grantor that has possession of any Collateral with a value in excess of $500,000 (other than Collateral which is in transit or out for repair or maintenance) and (ii) any other addresses where a Grantor maintains or has maintained during the previous four months a place of business or any Collateral with a value in excess of $500,000, which addresses are not otherwise set forth in Schedules 4.02(b) through 4.02(d) to the U.S. GCA Disclosure Letter.

(f) Set forth in Schedule 4.02(f) to the U.S. GCA Disclosure Letter is, as of the date hereof, a true and correct list of Commercial Tort Claims with a value in excess of $500,000 held by any Grantor, including a brief description thereof.

(g) The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent by the Grantors pursuant to this Agreement for filing in each governmental, municipal or other office specified in Schedule 4.02(g) to the U.S. GCA Disclosure Letter (or specified by notice from the Borrower to the Collateral Agent after the Initial Borrowing Date in the case of filings, recordings or registrations required by Section 9.12 of the Credit Agreement), are all the filings, recordings and registrations (other than (i) filings required or advisable to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any other similar state or foreign office in order to perfect the Security Interest in Patents, Trademarks, and Copyrights, (ii) registrations required to be made with regard to any Collateral which is the subject of any certificate of title or similar statute, (iii) filings or notices required to be made under any applicable Assignment of Claims Act (or similar statute) in respect of any Governmental Authority which is an Account Debtor and (iv) filings pertaining to the perfection of fixtures that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to any changed circumstances requiring an amendment to such filing under applicable law. Each Grantor represents and warrants that it has delivered or caused to be delivered a fully executed agreement in the form attached hereto as Exhibit II, III or IV, as the case may be, and containing a description of all Article 9 Collateral consisting of United States issued Patents, registrations and applications of United States Trademarks and United States Copyrights, in each case owned by any Grantor on the date hereof, to the Collateral Agent for recording by the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 (or as may be required pursuant to the laws of any necessary state of the United States) and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, in respect of all Article 9 Collateral consisting of United States issued Patents, registrations and applications of United States Trademarks and United States Copyrights, in each case owned by any Grantor on the date hereof, in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States issued Patents, registrations and applications of United States Trademarks and United States Copyrights acquired or developed after the date hereof or with respect to any changed circumstances requiring an amendment to such filing under applicable law).

(h) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(g), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected by and upon the receipt and recording of a Grant of Security Interest in Trademarks, Patents and Copyrights, as the case may be, in the form (appropriately completed) attached hereto as Exhibits II, III and IV respectively with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens.

(i) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment intended as security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment intended as security in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(j) Each Grantor represents and warrants that the Intellectual Property listed in Schedule 4.02(j) to the U.S. GCA Disclosure Letter for such Grantor includes all Intellectual Property that such Grantor owns as of the date hereof that is issued by, registered or applied for at the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States or any foreign jurisdiction. Each Grantor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Intellectual Property that it uses in connection with its business, except as could not reasonably be expected to have a Material Adverse Effect. Each Grantor further warrants that, as of the date hereof, it has not received any third party claim in writing that any aspect of such Grantor’s present or presently contemplated business operations infringe, violate, misuse, dilute, or misappropriate any Intellectual Property right of any other third party, except as could not reasonably be expected to have a Material Adverse Effect. Each Grantor represents and warrants that (a) it is the true and lawful owner of all registrations and applications for registration of Intellectual Property listed in Schedule 4.02(j) to the U.S. GCA Disclosure Letter with respect to such Grantor, (b) to such Grantor’s knowledge, said registrations and applications are valid, subsisting, have not been canceled as of the date hereof, and (c) except as set forth in Schedule 4.02(j) to the U.S. GCA Disclosure Letter, such Grantor is not aware of any third party claim (i) that any of said registrations and applications is invalid or unenforceable, or (ii) challenging Grantor’s rights to such registrations and applications.

(k) As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, each Grantor represents and warrants that, to its knowledge, no third party is infringing, misappropriating, or otherwise violating such Grantor’s rights in any such Trademark, Domain Name, Patent, or Copyright or any other Intellectual Property owned by such Grantor. As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, to each Grantor’s knowledge, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, could reasonably be expected to provide a valid basis for any such claims, and no Person is currently violating, infringing, misusing or misappropriating any Intellectual Property of the Grantors. As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, no Grantors have made or intend to make any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of a Grantor) of their rights to, or in connection with, any Intellectual Property which they own.

(l) As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, to Grantor’s knowledge, each Grantor’s use of Intellectual Property and present business operations (i) do not infringe any Trademark, Patent, or Copyright, (ii) do not misappropriate any trade secret or other proprietary information, (iii) do not otherwise violate any other Intellectual Property right, including any right of privacy or publicity of any other Person or (iv) are not libelous, slanderous or defamatory.

(m) As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, there are no interferences, cancellation proceedings, oppositions, or other contested proceedings pending or threatened, in the United States Patent and Trademark Office, the United States Copyright Office or any Governmental Authority relating to any Intellectual Property owned by any Grantor. As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, no Grantors have received any written notice of any claim, or a threat of any claim, or offer to license, from any third party, and no third party claims are pending, (i) challenging the right of any Grantor to use any Intellectual Property or indicating that the failure to take a license would result in such a claim, (ii) alleging any violation, infringement, misuse or misappropriation by any Grantor of Intellectual Property owned by any third party, or (iii) asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, cancellation or other infirmity of any Intellectual Property owned by a Grantor or its Subsidiaries. As of the date hereof and except as set forth in the Disclosure Letter and the U.S. GCA Disclosure Letter, to the knowledge of Grantor, there are no facts or circumstances that, either alone or taken together with other facts and circumstances, could reasonably be expected to provide valid basis for any such claims.

(n) Neither the Grantors nor, to the knowledge of the Grantors, any other Person are in breach or have otherwise violated the provisions of any Intellectual Property Licenses or other Contracts concerning Intellectual Property to which a Grantor is a party or under which a Grantor is a beneficiary, except as could not reasonably be expected to have a Material Adverse Effect.

(o) Except as provided for in the Secured Debt Agreements, the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Intellectual Property right of any Grantor or impair the right of any Grantor to develop, use, sell, license or dispose of, or to bring any action for the infringement or misappropriation of, any Intellectual Property right of any of any Grantor. The transactions contemplated by this Agreement will not result in the termination of, or otherwise require the consent, approval or other authorization of any party to, any material Intellectual Property Licenses or other material agreement under which any Grantor has received or granted a license to use Intellectual Property.

Section 4.03. Covenants. (a) Each Grantor agrees to give the Collateral Agent at least ten Business Days’ advance written notice (which notice period the Collateral Agent may waive in its sole discretion) of any change (i) in its legal name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with (A) certified organizational documents reflecting any of the changes described in the first sentence of this Section 4.03(a) and (B) a supplement to the applicable schedules which shall correct all information contained therein for each Grantor reflecting any changes described in this Section 4.03(a). Each Grantor agrees not to effect or permit any change referred to in the second preceding sentence unless all filings have been made under the Uniform Commercial Code necessary or otherwise that are required, if any, in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest (subject to Permitted Liens) in the Collateral (to the extent such security interest may be perfected by the filing of a Uniform Commercial Code financing statement). Each Grantor agrees promptly to notify the Collateral Agent if any portion of the Article 9 Collateral material to such Grantor’s business owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral (other than Collateral that is deemed by such Grantor to be immaterial to the conduct of its business) against all Persons claiming any interest adverse to the Collateral Agent or any other Secured Creditor (other than the holders of Permitted Liens) and to defend the security interests of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens). Nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) desirable in the conduct of its business (in such Grantor’s reasonable business judgment) and (y) permitted by the Credit Agreement.

(c) Subject to Section 13.17 of the Credit Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests hereunder and the filing of any financing statements (including fixture filings) or other documents (including execution of agreements in the form of Exhibits II, III and IV attached hereto and filing such agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and any filings or notices required to be made under any applicable Assignment of Claims Act (or similar statute in respect of any Governmental Authority which is an Account Debtor) in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument issued to such Grantor (i) by the Borrower or any of its Subsidiaries or (ii) by any third Person and the face amount of such promissory note or other instrument is in excess of $500,000 or the equivalent amount in another currency, in each such case such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d) Subject to any restrictions imposed by the DSS or any other Governmental Authority, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including (upon the occurrence and during the continuation of an Event of Default or with the consent of the applicable Grantor), in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. Subject to Section 13.16 of the Credit Agreement, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Creditor.

(e) At its sole discretion, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral and not permitted pursuant to Section 10.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Creditor to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens and maintenance as set forth in this Agreement or in the other Secured Debt Agreements.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person with a value in excess of $500,000 or the equivalent amount in another currency to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor shall remain liable to observe and perform all the conditions and material obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral (or any part thereof) or shall grant any other Lien in respect of the Collateral (or any part thereof), except as permitted by the Credit Agreement. Subject to the immediately following sentence, none of the Grantors shall make or permit to be made any transfer of the Collateral (or any part thereof) and each Grantor shall remain at all times in possession of the Collateral owned by it, except (i) as permitted by Sections 10.01 and 10.02 of the Credit Agreement and (ii) for any such Collateral as may be in transit from time to time or out for repair or maintenance. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory or Goods to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless (x) such Inventory is in transit at such time, (y) the aggregate fair value of the Inventory or Goods in the possession of or subject to the control of such Person is less than $500,000 or the equivalent amount in another currency or (z) such Person shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory or Goods for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(i) None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than compromises, compoundings, settlements and collections made in the ordinary course of business or in accordance with the reasonable business judgment of such Grantor.

(j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 9.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuation of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k) Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 Business Days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent.

Section 4.04. Other Actions. In order to ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in accordance with the terms hereof, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. Each Grantor represents and warrants that each Instrument and each item of Tangible Chattel Paper in which such Grantor is a lessor or creditor with a value in excess of $500,000 or the equivalent amount in another currency in existence on the date hereof has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper in which such Grantor is a lessor or creditor with a value in excess of $500,000 or the equivalent amount in another currency, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as applicable, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record; provided that no Grantor shall be required to take any action described above in this clause (b) unless the aggregate amount payable to the Grantors evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described above in this clause (b) exceeds $500,000. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as applicable, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit which constitutes Article 9 Collateral now or hereafter issued in favor of such Grantor in an amount in excess of $500,000 or the equivalent amount in another currency, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Creditors, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent which constitutes Article 9 Collateral that is material to the conduct of its business would become invalidated or dedicated to the public.

(b) Each Grantor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Grantor believes is, or may be, infringing, misappropriating, diluting or otherwise violating any of such Grantor’s rights in and to any Trademark, Domain Name, Patent, Copyright, or other Intellectual Property in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming in writing that any Grantor or any aspect of such Grantor’s present or contemplated business infringes, misappropriates, dilutes or otherwise violates in any material respect any property right of that party to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(c) [RESERVED].

(d) Each Grantor (either itself or through its licensees or sublicensees) agrees to use its Trademarks and Domain Names that are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are necessary to preserve such Trademarks as trademarks or service marks under the laws of the United States or applicable foreign law, including: (i) maintaining such Trademarks in full force free from any claim of abandonment or invalidity for non use, (ii) using commercially reasonable efforts to maintain the quality of products and services offered under such Trademarks, (iii) displaying such Trademarks with appropriate notice of federal or foreign registration (or, if such Trademark is unregistered, display such Trademark with notice as required for unregistered Trademarks) to the extent necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable law and (iv) not knowingly using or knowingly permitting the use of such Trademarks in any violation of any third party rights.

(e) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright and that is material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient in its reasonable judgment to establish and preserve its material rights under applicable copyright laws.

(f) Subject to Section 4.03(b), each Grantor shall, at its own expense, (a) diligently process all documents required to maintain all registrations for Trademarks, Domain Names, and Copyrights, and all issued Patents, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office and the United States Copyright Office for all of its registered Trademarks and Copyrights and issued Patents, and (b) diligently prosecute all applications for Trademarks, Patents, and Copyrights listed in Schedule 4.02(j) to the U.S. GCA Disclosure Letter for such Grantor; and in each case, shall pay all fees and disbursements in connection therewith and shall not abandon any such filing or affidavit of use, any such application of renewal, or any other such application prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of the Collateral Agent. In the event that any Grantor becomes aware of any Person infringing, misappropriating, or otherwise violating such Grantor’s rights in any Trademark, Domain Name, Patent, Copyright, or other Intellectual Property rights in any manner that would reasonably be expected to have a Material Adverse Effect, such Grantor further agrees to sue for infringement, misappropriation or such other applicable violation in accordance with its reasonable business practices and reasonable business judgment. Nothing in this Agreement shall prevent any Grantor from discontinuing the use, maintenance or prosecution of registration of any Article 9 Collateral that is material to a Grantor’s business consisting of a Patent, Trademark, Domain Name or Copyright, or declining to pursue any claim of infringement, misappropriation or other violation, if (x) desirable in the conduct of its business (in such Grantor’s reasonable business judgment) or (y) permitted by the Credit Agreement.

(g) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business could reasonably be expected to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(h) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application with respect to any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or in any other country or any political subdivision thereof, such Grantor shall together with each compliance certificate required to be delivered pursuant to Section 9.01(e) of the Credit Agreement, inform the Collateral Agent and execute and deliver a grant of security interest in such Patent, Trademark or Copyright in the form of Exhibits II, III or IV, as applicable, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings as are reasonably necessary for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until such time as when the Total Commitment and all Secured Hedging Agreements have terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 7.03 and in the other provisions of the Secured Debt Agreements which are not then due and payable) incurred hereunder and under the other Secured Debt Agreements are paid in full.

Section 4.06. Cash Management System and Securities Accounts.

(a) Deposit Accounts. As of the date hereof each Grantor has neither opened nor maintains any Deposit Accounts other than the accounts listed on Schedule 4.06(a) to the U.S. GCA Disclosure Letter. As promptly as practicable, but in any event within 60 days after the Initial Borrowing Date (or, with respect to any Deposit Account, such later date as may be agreed by the Collateral Agent), all of the Deposit Accounts of each Grantor shall be subject to the terms of a fully executed Deposit Account Control Agreement; provided that, in the case of any Deposit Account which previously was an Excluded Deposit Account but has ceased to be the same, such 60-day period shall instead be calculated by reference to the date on which such Deposit Account ceased to be an Excluded Deposit Account (subject to the Collateral Agent’s discretion to extend such date as provided above). If any Bank with which a Deposit Account is maintained refuses to, or does not, enter into such a Deposit Account Control Agreement, then the respective Grantor shall promptly (and in any event within 90 days after the date of this Agreement or, if later, 30 days after the establishment of such Deposit Account) close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 4.06(a). If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a Deposit Account Control Agreement without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 60 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence. No Grantor shall hereafter establish or maintain any Deposit Account (other than an Excluded Account) unless (1) the applicable Grantor shall have given the Collateral Agent 10 days’ prior written notice (or such shorter period as is agreed by the Collateral Agent) of its intention to establish such new Deposit Account with a Bank, (2) such Bank and such Grantor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account and (3) the respective Grantor shall furnish to the Collateral Agent a supplement to Schedule 4.06(a) to the U.S. GCA Disclosure Letter containing the relevant information with respect to the respective Deposit Account and the Bank with which same is established. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or give any notice of sale or exclusive control over any Deposit Accounts except upon the occurrence and during the continuation of an Event of Default. No Grantor shall grant Control of any Deposit Account to any person other than the Collateral Agent.

(b) Securities Accounts. As of the date hereof each Grantor has no Securities Accounts other than those listed in Schedule 4.06(b) to the U.S. GCA Disclosure Letter. As promptly as practicable, and in any event within 60 days after the Initial Borrowing Date (or, with respect to any Securities Account, such later date as may be agreed by the Collateral Agent), all of the Securities Accounts of each Grantor shall be subject to the terms of a fully executed Securities Account Control Agreement. No Grantor shall hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Collateral Agent 10 days’ prior written notice (or such shorter period as is agreed by the Collateral Agent) of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Collateral Agent, (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Securities Account Control Agreement with respect to such Securities Account and (4) the respective Grantor shall furnish to the Collateral Agent a supplement to Schedule 4.06(b) to the U.S. GCA Disclosure Letter containing the relevant information with respect to the respective Securities Account and the Securities Intermediary with which same is established. Each Grantor shall (i) accept any cash and Investment Property (other than Excess Exempted Foreign Entity Voting Equity Interests) in trust for the benefit of the Collateral Agent and (ii) from and after the 60th day following the Initial Borrowing Date (or such later date as may be agreed by the Collateral Agent) deposit within five (5) Business Days of actual receipt thereof any and all cash and Investment Property (other than (x) any cash and Cash Equivalents deposited into any Excluded Deposit Account, (y) any Investment Property pledged and delivered to the Collateral Agent pursuant to Section 3.02 and (z) any Excess Exempted Foreign Entity Voting Equity Interest) received by it into a Deposit Account or Securities Account subject to Collateral Agent’s Control. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. No Grantor shall grant Control over any Investment Property to any Person other than the Collateral Agent.

(c) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, the provisions of this Section 4.06 shall not apply to any Excluded Deposit Account.

Section 4.07. Certain Uncertificated Securities. In the event that any of the Pledged Collateral consists of limited liability company interests or partnership interests that are uncertificated securities for the purposes of the UCC, then the respective Grantor that owns such Pledged Collateral shall cause (or, in the case of any issuer which is not a Subsidiary of such Grantor, use commercially reasonable efforts to cause) the issuer thereof to duly authorize, execute and deliver to the Collateral Agent an agreement for the benefit of the Collateral Agent and the other Secured Creditors substantially in the form of Exhibit V hereto.

ARTICLE V

Remedies

Section 5.01. Remedies upon Default. Upon the occurrence and during the continuation of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand (it being understood and agreed that each Grantor’s obligation to deliver Collateral is of the essence to this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation), and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the ratable benefit of the Secured Creditors, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9

Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law, (c) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Grantor in respect of such Collateral, and (d) instruct all Banks and Securities Intermediaries which have entered into a Control Agreement with the Collateral Agent to transfer all monies, securities and instruments held by such Person to an account nominated by the Collateral Agent. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, valuation, extension, moratorium, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Creditors shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Collateral Agent or any Secured Creditor may bid for or purchase, free (to the extent permitted by law) from any right of redemption, extension, moratorium, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and, in respect of a bid by any Secured Creditor, may make payment on account thereof by using any claim then due and payable to such Secured Creditor from any Grantor as a credit against the purchase price, and such Secured Creditor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. (a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral pursuant to this Article V, including any Collateral consisting of cash, as follows:

(i) first, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations owed to, the Collateral Agent and the Administrative Agent in connection with such collection or sale or otherwise in connection with, or pursuant to, this Agreement, any other Credit Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 5.02(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 5.02(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of the security interests created pursuant to this Agreement in accordance with the express provisions of Section 7.13(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans and all Fees and (ii) in the case of the Other Obligations, all amounts due under each Secured Hedging Agreement (other than indemnities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 5.02 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e) For purposes of applying payments received in accordance with this Section 5.02, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor, the Borrower or one or more other Credit Parties party thereto to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements are in existence.

(f) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

The Collateral Agent shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Grant of License To Use Intellectual Property. Each Grantor shall grant to the Collateral Agent an irrevocable absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in any registered Intellectual Property to the extent constituting Article 9 Collateral and each application for such registration, and record the same. With respect to any Article 9 Collateral consisting of Intellectual Property, if an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to such Intellectual Property, vested in the Collateral Agent for the ratable benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the ratable benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell such Intellectual Property; (iii) take and use or sell the goodwill of such Grantor’s business symbolized by Trademarks constituting Article 9 Collateral and the right to carry on the business and use the assets of such Grantor in connection with which such Trademarks or Domain Names constituting Article 9 Collateral have been used; (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using such Intellectual Property in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of such Intellectual Property and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office or equivalent office in a state of the United States or a foreign jurisdiction or applicable Domain Name registrar to the Collateral Agent and provide reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; and (v) each Grantor’s rights under any Patent License, Copyright License or Trademark License constituting Article 9 Collateral shall inure to the benefit of the Collateral Agent, to the extent permitted by such license as it pertains to the Collateral, in each case during the occurrence and continuation of an Event of Default. Upon and during the continuation of an Event of Default along with the intention to take enforcement action pursuant to the Credit Agreement, each Grantor shall, at the reasonable request of the Collateral Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

Section 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Stock, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Stock permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire such Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Pledged Stock.

ARTICLE VI

Indemnity, Subrogation and Subordination

Section 6.01. Indemnity and Subrogation. In addition to all rights of indemnity and subrogation as the U.S. Subsidiary Guarantors may have under applicable law (but in each case subject to Section 6.03), the Borrower agrees that (a) in the event a payment of any Obligation shall be made by any U.S. Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such U.S. Subsidiary Guarantor for the full amount of such payment and such U.S. Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation owed to any Secured Creditor, the Borrower shall indemnify such Grantor in an amount equal to the fair value of the assets so sold.

Section 6.02. Contribution and Subrogation. Each U.S. Subsidiary Guarantor and Grantor other than the Borrower with respect to its own Obligations (each a “Contributing Party”) agrees (subject to Section 6.03) that to the extent that a U.S. Subsidiary Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the U.S. Subsidiary Guarantors on the date the respective payment is made) of any payment made hereunder (whether as U.S. Subsidiary Guarantor and/or Grantor hereunder, with proceeds of the Collateral of any Grantor applied hereunder deemed for this purpose to be payments made by it), such U.S. Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other U.S. Subsidiary Guarantor hereunder that has not paid its proportionate share of such payment. Each U.S. Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 6.03. Notwithstanding anything to the contrary contained above, any U.S. Subsidiary Guarantor that is released from this Agreement (and its guarantees contained herein) in accordance with the express provisions of Section 7.13(b) shall thereafter have no contribution obligations, or rights, pursuant to this Section 6.02, and at the time of any such release, the contribution rights and obligations of the remaining U.S. Subsidiary Guarantors shall be recalculated on the respective date of release (as otherwise provided herein) based on the payments made hereunder by the remaining U.S. Subsidiary Guarantors. The provisions of this Section 6.02 shall in no respect limit the obligations and liabilities of any U.S. Subsidiary Guarantor or Grantor to the Collateral Agent and the other Secured Creditors, and each U.S. Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Creditors for the full amount guaranteed by such U.S. Subsidiary Guarantor hereunder.

Section 6.03. Subordination. Notwithstanding any provision in this Agreement to the contrary, all rights of the U.S. Subsidiary Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations, and no Credit Party shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Creditor against the Borrower or any other Credit Party or any collateral security or guaranty or right of offset held by the Collateral Agent or any other Secured Creditor for the payment of any of the Obligations, nor shall any Credit Party seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Credit Party in respect of payments made by such Credit Party hereunder (or paid with proceeds of collateral of such Credit Party hereunder), in each case, until all amounts owing to the Collateral Agent and the other Secured Creditors on account of the Obligations are paid in full in cash, the Total Commitment has been terminated and the Secured Hedging Agreements have been terminated. If any amount shall be paid to any Credit Party on account of such contribution or subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or any of the Commitments or any Secured Hedging Agreements shall remain in effect, such amount shall be held by such Credit Party in trust for the Collateral Agent and the other Secured Creditors, segregated from other funds of such Credit

Party, and shall, forthwith upon receipt by such Credit Party, be turned over to the Collateral Agent in the exact form received by such Credit Party (duly indorsed by such Credit Party to the Collateral Agent, if required), to be held as collateral security for all of the Obligations (whether matured or unmatured) of, or guaranteed by, such Credit Party and/or then or at any time thereafter may be applied against any Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

ARTICLE VII

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 13.03 of the Credit Agreement, provided that any communication or notice hereunder from the Collateral Agent to any Grantor upon the occurrence and during the continuation of an Event of Default may be given by telephone if promptly confirmed in writing. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 13.03 of the Credit Agreement.

Section 7.02. Waivers; Amendment. (a) No failure or delay by any Secured Creditor in exercising any right or power hereunder or under any other Secured Debt Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Creditors hereunder and under the other Secured Debt Agreements are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision in this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall have been effected in accordance with paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Secured Creditor may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.12 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent (and any of its sub-agents) shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 13.01 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Secured Debt Agreements but subject to any limitations on such indemnification obligations under such other Secured Debt Agreements, each Grantor and each U.S. Subsidiary Guarantor jointly and severally agrees to indemnify the Collateral Agent (and any of its sub-agents), each other Secured Creditor and their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (hereinafter in this Section 7.03 referred to individually as “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of one primary counsel and one counsel in each relevant local jurisdiction for any Indemnitee, incurred by or asserted against any

Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available with respect to such losses, claims, damages, liabilities and related out-of-pocket expenses (i) to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final decision), (ii) to the extent resulting from a material breach by such Indemnitee of its obligations or (iii) incurred in connection with disputes among any such Indemnitees, except for claims involving the Collateral Agent or any agent in its capacity as such.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Debt Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Debt Agreement, or any investigation made by or on behalf of the Collateral Agent or any other Secured Creditor. All amounts due under this Section 7.03 shall be payable within 15 days after written demand therefor.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any U.S. Subsidiary Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Creditors and their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of the Secured Debt Agreements and the making of any Loans or entering into of any Secured Hedging Agreements, regardless of any investigation made by any Secured Creditor or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Secured Creditor may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Secured Debt Agreement is outstanding and unpaid and so long as the Commitments and the Secured Hedging Agreements have not been terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent, the Collateral Agent and the other Secured Creditors and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest in this Agreement or in the Collateral (and any such assignment or transfer shall be void) except in accordance with Section 13.04 of the Credit Agreement.

This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 7.07. Severability. Any provision in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Creditor and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Creditor or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Agreement owed to such Secured Creditor, irrespective of whether or not such Secured Creditor shall have made any demand under this Agreement and although such obligations may be unmatured. The applicable Secured Creditor shall notify the Borrower, the Collateral Agent and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 7.08. The rights of each Secured Creditor under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Secured Creditor may have.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Security Document (excluding any Security Document expressly governed by the law of another jurisdiction) (except that, (x) in the case of any Mortgage or Collateral located in any State other than New York, proceedings may be brought by the Administrative Agent or Collateral Agent in the State in which the respective Mortgaged Property or Collateral is located and (y) in the case of any bankruptcy or insolvency proceeding, with respect to any Grantor, actions or proceedings related to this Agreement and the other Security Documents may be brought in the court holding such bankruptcy or insolvency proceeding), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if any Lead Arranger, the Administrative Agent, Collateral Agent or any Lender is unable to obtain jurisdiction with respect to any Grantor in the courts specified in the immediately preceding sentence, then such Lead Arranger, Administrative Agent, Collateral Agent or Lender, as the case may be, may bring any legal action or other proceedings with respect to this Agreement or any other Security Document in any court in which it is able to obtain such jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Headings. Article and Section headings and the Table of Contents used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and U.S. Subsidiary Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Secured Debt Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Secured Debt Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or U.S. Subsidiary Guarantor in respect of the Obligations or this Agreement (other than a release of any Grantor or U.S. Subsidiary Guarantor in accordance with Section 7.13).

Section 7.13. Termination or Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 7.03 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Grantor, will promptly execute and deliver to such Grantor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, no Note under the Credit Agreement is outstanding, all Loans thereunder have been repaid in full, all Secured Hedging Agreements have been terminated and all Obligations then due and payable have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Grantor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, in the event that all of the capital stock or other Equity Interests of one or more U.S. Subsidiary Guarantors is sold or otherwise disposed of (in each case to a Person other than the Borrower or a Subsidiary thereof) or liquidated (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such U.S. Subsidiary Guarantor (and the Collateral at such time assigned by such U.S. Subsidiary Guarantor pursuant hereto) shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or a Subsidiary thereof), be released from this Agreement (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other Equity Interests of any U.S. Subsidiary Guarantor shall be deemed to be a sale of such U.S. Subsidiary Guarantor for the purposes of this Section 7.13(b)).

(c) At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 7.13(a) or (b), such Grantor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 7.13(a) or (b). At any time that the Borrower or the respective Grantor desires that a Subsidiary of the Borrower which has been released from its guaranty pursuant to Article II hereunder be released hereunder as provided in the last sentence of Section 7.13(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of the Borrower and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 7.13(b).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believed to be in accordance with) this Section 7.13.

Section 7.14. Additional Subsidiaries. Pursuant to Section 9.12 of the Credit Agreement, each Wholly-Owned Domestic Subsidiary of the Borrower (other than Immaterial Subsidiaries) that was not in existence, was not a Wholly-Owned Domestic Subsidiary or was an Immaterial Subsidiary on the date of the Credit Agreement, is required to enter in this Agreement as a U.S. Subsidiary Guarantor upon becoming such a Wholly-Owned Domestic Subsidiary (or ceasing to be an Immaterial Subsidiary). Upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a U.S. Subsidiary Guarantor hereunder with the same force and effect as if originally named as a U.S. Subsidiary Guarantor in this Agreement. The execution and delivery of any such instrument shall not require the consent of any other Credit Party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof upon the occurrence of and during the continuation of an Event of Default, which appointment is irrevocable (until all Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 7.03 and the other provisions of the Secured Debt Agreements which are not then due and payable) incurred hereunder and thereunder, are paid in full) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing in this Agreement contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Creditors shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them in this Agreement, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 7.16. Further Assurances. Notwithstanding anything to the contrary herein, the parties hereto agree to comply with the requirements set forth in Section 9.12 of the Credit Agreement.

Section 7.17. Collateral Agent. The Collateral Agent shall act in accordance with the provisions of Section 12 of the Credit Agreement, the provisions of which shall be deemed incorporated by reference herein as fully as if set forth in their entirety herein. Each Secured Creditor, by accepting the benefits of this Agreement, agrees to the provisions of Section 12 of the Credit Agreement, including as same apply to the actions of the Collateral Agent hereunder.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

API TECHNOLOGIES CORP.,
a Delaware corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President – Finance, Chief Accounting Officer and Secretary

SENDEC CORP.,
a New York corporation

By:	/s/ Kenton W. Fiske
	Name:	Kenton W. Fiske
	Title:	Chief Executive Officer and President

API DEFENSE USA, INC.,
a Delaware corporation

By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	Chief Executive Officer

NATIONAL HYBRID, INC.,
a New York corporation

By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	President and Treasurer

API SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	Chief Executive Officer

API DEFENSE, INC.,
a Delaware corporation

By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	Chief Executive Officer

API CRYPTEK INC.,
a Delaware corporation

By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	Chief Executive Officer

SPECTRUM CONTROL, INC.,
a Pennsylvania corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President, Secretary and Treasurer

SPECTRUM SENSORS AND CONTROLS, INC.,
a California corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM SENSORS AND CONTROLS, INC.,
a Pennsylvania corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM SENSORS AND CONTROLS, INC.,
an Ohio corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM MICROWAVE, INC.,
a Delaware corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM CONTROL TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM CONTROL, INC.,
a Delaware corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM SEI MICROWAVE, INC.,
a Delaware corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

SPECTRUM FSY MICROWAVE, INC.,
a Maryland corporation

By:	/s/ Andrew M. Laurence
	Name:	Andrew M. Laurence
	Title:	Vice President and Secretary

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:	/s/ Nicholas Romig
	Name:	Nicholas Romig
	Title:	Vice President

Exhibit I to the

U.S. Guaranty and

Collateral Agreement

SUPPLEMENT NO.                     (this “Supplement”) dated as of [—], to the U.S. Guaranty and Collateral Agreement dated as of June 1, 2011 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “U.S. Guaranty and Collateral Agreement”), among API TECHNOLOGIES CORP., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “U.S. Subsidiary Guarantor” and collectively, the “U.S. Subsidiary Guarantors”; the U.S. Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (together with any successor collateral agent, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of June 1, 2011 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

B. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Credit Agreement and the U.S. Guaranty and Collateral Agreement referred to therein.

C. The Grantors have entered into the U.S. Guaranty and Collateral Agreement in order to induce the Lenders to make Loans and the Other Creditors to enter into Secured Hedging Agreements as contemplated in the Credit Agreement. Section 7.14 of the U.S. Guaranty and Collateral Agreement provides that additional Subsidiaries of the Borrower may become U.S. Subsidiary Guarantors under the U.S. Guaranty and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a U.S. Subsidiary Guarantor under the U.S. Guaranty and Collateral Agreement in order to induce the Lenders to make additional Loans and the various Lenders and their affiliates to enter into Secured Hedging Agreements and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.14 of the U.S. Guaranty and Collateral Agreement, the New Subsidiary by its signature below becomes a U.S. Subsidiary Guarantor and a Grantor under the U.S. Guaranty and Collateral Agreement with the same force and effect as if originally named therein as a U.S. Subsidiary Guarantor and a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the U.S. Guaranty and Collateral Agreement applicable to it as a U.S. Subsidiary Guarantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and U.S. Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the U.S. Guaranty and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, their successors and assigns, a security interest in and lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the U.S. Guaranty and Collateral Agreement) of the New Subsidiary. Each reference to a “U.S. Subsidiary Guarantor” or “Grantor” in the U.S. Guaranty and Collateral Agreement shall be deemed to include the New Subsidiary. The U.S. Guaranty and Collateral Agreement is hereby incorporated in this Agreement by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally any by principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that set forth under its signature hereto is, as of the date hereof, (i) the true and correct legal name of the New Subsidiary, (ii) its jurisdiction of formation, (iii) its Federal Taxpayer Identification Number or its organizational identification number (if any) and (iv) the location of its chief executive office. The New Subsidiary hereby further represents and warrants that, as of the date hereof, Schedule I hereto accurately sets forth all information which would have been required pursuant to the Schedules to the U.S. GCA Disclosure Letter referred to in the U.S. Guaranty and Collateral Agreement had the New Subsidiary been a Grantor on the date of the execution and delivery of the U.S. Guaranty and Collateral Agreement (it being understood and agreed, however, that the information so furnished by the New Subsidiary is accurate as of the date of this Supplement rather than the date of the U.S. Guaranty and Collateral Agreement).

SECTION 5. Except as expressly supplemented hereby, the U.S. Guaranty and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and in the U.S. Guaranty and Collateral Agreement; the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the U.S. Guaranty and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the U.S. Guaranty and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive Office:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:
Name:
Title:

Schedule I

to the Supplement No.

to the U.S. Guaranty and

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Registered Owner	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

I. Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II. Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III. Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

IV. Patents

Registered Owner	Mark	Registration Number	Expiration Date

V. Patent Applications

Registered Owner	Mark	Application Number	Date Filed

VI. Patent Licenses

Licensee	Licensor	Mark	Registration Number	Expiration Date

VII. Trademarks

Registered Owner	Mark	Registration Number	Expiration Date

VIII. Trademark Applications

Registered Owner	Mark	Registration Number	Date Filed

IX. Trademark Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

Exhibit II to

the U.S. Guaranty and

Collateral Agreement

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

This GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS (“Grant”), dated as of [•], 2011 is made by [NAME OF GRANTOR], a [—] (the “Grantor”) with principal offices at [—], in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent, with principal offices at 1585 Broadway, New York, NY 10036 (the “Grantee”) for the benefit of the Secured Creditors (as defined in the U.S. Guaranty and Collateral Agreement as defined below) pursuant to that certain U.S. Guaranty and Collateral Agreement, dated as of June 1, 2011 (as amended, modified, restated, supplemented or otherwise modified from time to time, the “U.S. Guaranty and Collateral Agreement”), among API TECHNOLOGIES CORP., and other grantors from time to time party thereto and the Grantee.

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Grantee, for the benefit of the Secured Creditors, a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto; (ii) all proceeds and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations, as such term is defined in the U.S. Guaranty and Collateral Agreement for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.

The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Guaranty and Collateral Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Guaranty and Collateral Agreement, the provisions of the U.S. Guaranty and Collateral Agreement shall govern.

THIS GRANT may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first written above.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent and Grantee

By
Name:
Title:

SCHEDULE A

MARK	REG. NO./SERIAL NO.	REG. DATE

Exhibit III to

the U.S. Guaranty and

Collateral Agreement

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

This GRANT OF SECURITY INTEREST IN UNITED STATES PATENTS (“Grant”), dated as of [—], 2011 is made by [NAME OF GRANTOR], a [—] (the “Grantor”) with principal offices at [—], in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent, with principal offices at 1585 Broadway, New York, NY 10036 (the “Grantee”) for the benefit of the Secured Creditors (as defined in the U.S. Guaranty and Collateral Agreement as defined below) pursuant to that certain U.S. Guaranty and Collateral Agreement, dated as of June 1, 2011 (as amended, modified, restated, supplemented or otherwise modified from time to time, the “U.S. Guaranty and Collateral Agreement”), among API TECHNOLOGIES CORP., and other grantors from time to time party thereto and the Grantee.

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants to the Grantee, for the benefit of the Secured Creditors, a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States patents, patent registrations and patent applications (the “Patents”) set forth on Schedule A attached hereto and (ii) all proceeds and products of the Patents; and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations, as such term is defined in the U.S. Guaranty and Collateral Agreement for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.

The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Guaranty and Collateral Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Guaranty and Collateral Agreement, the provisions of the U.S. Guaranty and Collateral Agreement shall govern.

THIS GRANT may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first written above.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent and Grantee

By
Name:
Title:

SCHEDULE A

PATENT	PATENT NO./APPLICATION NO.	ISSUE DATE

Exhibit IV to

the U.S. Guaranty and

Collateral Agreement

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

This GRANT OF SECURITY INTEREST IN UNITED STATES COPYRIGHTS (“Grant”), dated as of [—], 2011 is made by [NAME OF GRANTOR], a [—] (the “Grantor”) with principal offices at [—], in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent, with principal offices at 1585 Broadway, New York, NY 10036 (the “Grantee”) for the benefit of the Secured Creditors (as defined in the U.S. Guaranty and Collateral Agreement as defined below) pursuant to that certain Guaranty and Collateral Agreement, dated as of June 1, 2011 (as amended, modified, restated, supplemented or otherwise modified from time to time, the “U.S. Guaranty and Collateral Agreement”), among API TECHNOLOGIES CORP., and other grantors from time to time party thereto and the Grantee.

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants to the Grantee, for the benefit of the Secured Creditors, a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under to the United States copyrights, copyright registrations and copyright applications set forth on Schedule A attached hereto and (ii) all proceeds and products of the Copyrights; and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations, as such term is defined in the U.S. Guaranty and Collateral Agreement for the purpose of recording the grant of security interest herein with the United States Copyright Office.

The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Guaranty and Collateral Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Guaranty and Collateral Agreement, the provisions of the U.S. Guaranty and Collateral Agreement shall govern.

THIS GRANT may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first written above.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC. as Collateral Agent and Grantee

By
Name:
Title:

SCHEDULE A

COPYRIGHT	REG. NO./APP. NO.	REG. DATE

Exhibit V to

the U.S. Guaranty and

Collateral Agreement

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [—], 2011, among the undersigned pledgor (the “Pledgor”), Morgan Stanley Senior Funding, Inc., not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [—], as the issuer of the Uncertificated Securities (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a U.S. Guaranty and Collateral Agreement, dated as of June 1, 2011 (as amended, modified, restated and/or supplemented from time to time, the “U.S. Guaranty and Collateral Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the U.S. Guaranty and Collateral Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the U.S. Guaranty and Collateral Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor; and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the U.S. Guaranty and Collateral Agreement in the Uncertificated Securities, to vest in the Pledgee control of the Uncertificated Securities and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Uncertificated Securities without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Uncertificated Securities, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Securities originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Uncertificated Securities (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Uncertificated Securities has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Uncertificated Securities to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Uncertificated Securities, and (ii) the Uncertificated Securities consisting of capital stock of a corporation are fully paid and nonassessable.

4. Following delivery by the Pledgee of a notice of exclusive control, all notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

1585 Broadway

New York, New York 10036

Attention: [—]

Telephone No.: [—]

Telecopier No.: [—]

5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Uncertificated Securities and until the Pledgee shall have delivered written notice to the Issuer that this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Uncertificated Securities from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

(a) if to the Pledgor, at:

Attention:
Telephone No.:
Fax No.:

(b) if to the Pledgee, at the address given in Section 4 hereof;

(c) if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts (including by means of facsimile transmission), each of which shall be an original, including by means of facsimile transmission, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first written above.

[ ],
as Pledgor

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., not in its individual capacity but solely as Collateral Agent

By
Name:
Title:

[ ],
as the Issuer

By
Name:
Title: